Exhibit 10.27

[Net Lease]

LEASE AGREEMENT

THIS LEASE AGREEMENT is made this 20th day of March, 2013, between Prologis, L.P., a Delaware limited partnership (“Landlord”), and the Tenant named below.

Tenant:	StemCells, Inc., a Delaware corporation

Tenant’s Representative, Address, and Telephone:	Stewart Craig, Ph.D. 7707 Gateway Boulevard, Suite 140 Newark, California 94560
(510) 456-4000

With a copy of any written correspondence to Tenant’s General Counsel at the same address.

Premises:	That portion of the Building, containing approximately 18,700 rentable square feet, commonly known as XXXXX, Sunnyvale, California 94089, as shown on Exhibit A-1 and Exhibit A-2.

Project:	The project commonly known as Prologis Sunnyvale, consisting of 2 buildings, including the Building and the building located and addressed at XXXXX, Sunnyvale, California 94089, as shown on Exhibit A-2, and the land upon which the above referenced buildings are situated, together with any other improvements used in connection therewith.

Building:	Humboldt Business Center
XXXXX
Sunnyvale, California 94089-1300
(sba04901)

Tenant’s Proportionate Share of Project:	26.09% (18,700 / 71,680 SF)

Tenant’s Proportionate Share of Building:	40.48% (18,700 / 46,200 SF)

Lease Term:	Beginning on the Commencement Date and ending on the last day of the 120th full month following the Commencement Date.

Commencement Date:	March 31, 2013

Rent Commencement Date:	April 1, 2013, subject to adjustment for Landlord Delay as provided in Paragraph 12 below.

Termination Date:	March 31, 2023

Initial Monthly Base Rent:	See Addendum 1

Initial Estimated Monthly Operating Expense Payments: (estimates only and subject to adjustment to actual costs and expenses according to the provisions of this Lease)	1. Common Area Charges: 2. Taxes: 3. Insurance: 4. Management Fee:	$1,192.57 $2,756.23 $296.12 $909.75

Initial Estimated Monthly Operating Expense Payments:	$5,154.67

Initial Monthly Base Rent, and Estimated Operating Expense:	$31,334.67

Security Deposit:	Initially $120,000.00, as further amended and subject to reduction as more fully described in Paragraph 5.

Brokers:	Landlord: Cassidy Turley Northern California Tenant: Cornish & Carey Commercial/Newmark Knight Frank

Addenda:

1. Base Rent Adjustments

2. HVAC Maintenance Contract

3. Move Out Conditions

4. One Renewal at 95% of Market

5. Storage and Use Permitted of Hazardous Materials

6. Satellite Dish and Air Handling Units

Exhibits:	A. Site Plan B. Project Rules and Regulations C. Commencement Date Certificate

1. Granting Clause. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease. The parties hereby stipulate to the square footage of the Premises and Building set forth in the summary of Lease terms, and agree that Tenant’s Proportionate Share of the Building, as well as all other amounts and percentages in this Lease which are based upon the square footage of the Premises and Building will not be changed at any time during the Lease Term, as the same may be extended, unless Landlord redevelops the Building in a manner that changes the Building’s square footage.

2. Acceptance of Premises. Except as otherwise expressly set forth in this Lease, Tenant shall accept the Premises in its condition as of the Commencement Date, subject to all applicable laws, ordinances, regulations, covenants and restrictions. Except as otherwise expressly set forth in this Lease, Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises are suitable for Tenant’s intended purposes. Except for latent defects (defects not discoverable by a visual inspection of the interior of the Premises), in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use. Landlord represents and warrants that as of the execution date of this Lease the Building’s HVAC, electrical, plumbing and other mechanical systems, fire sprinkler system, loading docks, lighting, Building structure (including, without limitation, the roof, roof membrane and floor slab), parking lots, sidewalks, and the driveways are in good working order. No later than 10 days after written demand is made therefor by Landlord of Tenant, Tenant shall execute and deliver to Landlord a Commencement Date Certificate in the form of Exhibit C attached to and hereby made a part of this Lease.

Landlord shall allow Tenant access to the Premises, upon delivery to Landlord of a Certificate of Insurance which complies with the requirements of this Lease, for purposes of preparing the Premises for the commencement of Tenant’s normal business operations (including construction of Tenant-Made Alterations), subject to applicable ordinances and building codes governing Tenant’s right to occupy or perform in the Premises (“Early Occupancy”). During such Early Occupancy period prior to the Rent Commencement Date, Tenant shall be bound by its obligations under the Lease, including the obligation to provide evidence of insurance, but shall not be obligated to pay the Monthly Base Rent or Operating Expenses payable by Tenant to Landlord as set forth in the Lease.

3. Use. The Premises shall be used only for the purpose of office, sales and marketing, research and development, production, laboratory, testing, manufacturing (including manufacturing in compliance with GMP Compliance) storage and distribution of biotechnology products, specifically including cell based products and products which are derived from or include human stem cells or tissues, and for such other lawful purposes as may be incidental thereto. Subject to Legal Requirements (as hereinafter defined) during the Lease Term, Tenant shall be entitled to access of the Premises 24 hours per day, seven days per week, 365 days per year. Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit physical waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any tenants of the Project. Except as to items expressly permitted by this Lease, outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord’s prior written consent; provided, however, Tenant shall have the right to park operable vehicles and trailers overnight at the truck loading docks and designated truck and trailer parking areas for the Premises and operable automobiles in the designated automobile parking areas, and further provided there is no interference with the access of other tenants to the Building and Project parking lots and truck courts. Tenant, at its sole expense, shall use and occupy the Premises in compliance with all laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to Tenant’s specific use of the Premises (collectively, “Legal Requirements”). The Premises shall not be used as a place of public accommodation under the Americans With Disabilities Act (“ADA”) or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. As of the execution date of this Lease, no written notice has been received by Landlord of non-compliance with any Legal Requirements in connection with the Premises. In the event that Landlord receives notice that the Premises is not in compliance with ADA existing as of the execution date of this Lease and such non-compliance is not related to Tenant’s specific use of the Premises or Tenant-Made Alterations to the Premises performed by Tenant, Landlord shall make such modifications as may be required by order or directive of applicable governmental authority in order to bring the Premises into compliance with ADA applicable Legal Requirements as of the execution date of this Lease without cost or expense to Tenant and without including such cost or expense as an Operating Expense. Furthermore, in the event Landlord receives notice that the Premises is not in compliance with applicable Legal Requirements which come into effect after the execution date of this Lease and such non-compliance is not related to Tenant’s specific use of the Premises or Tenant-Made Alterations to the Premises, Landlord shall make such modifications as may be required by order or directive of applicable governmental authority in order to bring the Premises into compliance with applicable Legal Requirements (but at all times in accordance with the terms and conditions of Paragraph 19 below), the cost of which shall be amortized in accordance with Paragraph 6 below and chargeable to Tenant as an Operating Expense. Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal Requirements related to Tenant’s use or occupation of the Premises (i.e., additions or modifications required by Legal Requirements which would not be required for a typical general office or warehouse use of the Premises, but which are required due to the nature of Tenant’s use of the Premises). Landlord will be responsible for all work required by the Legal Requirements in order to ensure that areas outside the Premises comply with Legal Requirements, the cost of which shall be included in Operating Expenses to the extent permitted by this Lease; unless such work is due to Tenant’s use or occupation of the

Premises (i.e., additions or modifications required by Legal Requirements which would not be required for a typical general office or warehouse use of the Premises, but which are required due to the nature of Tenant’s use of the Premises), in which case such work shall be at Tenant’s sole cost. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, or cause the disallowance of any sprinkler credits. If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant’s use or occupation of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord.

4. Base Rent. Tenant shall pay Base Rent in the amount set forth on Page 1 of this Lease or Addendum 1. The first month’s Base Rent, the Security Deposit, and the first monthly installment of estimated Operating Expenses (as hereafter defined) shall be due and payable on the date hereof, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Rent Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated based on a 365 day year. All payments required to be made by Tenant to Landlord hereunder (or to such other party as Landlord may from time to time specify in writing) shall be made by check or by Electronic Fund Transfer (“EFT”) of immediately available federal funds before 11:00 a.m., Eastern Time at such place, within the continental United States, as Landlord may from time to time designate to Tenant in writing. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except as may be expressly provided in this Lease. If Tenant is delinquent in any monthly installment of Base Rent or of estimated Operating Expenses for more than 5 days, Tenant shall pay to Landlord on demand a late charge equal to 5 percent of such delinquent sum. The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as a penalty.

5. Security Deposit. The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of an Event of Default (hereinafter defined), Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. In the event of the foregoing, Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to its then current required amount. Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee; no interest shall accrue thereon. The Security Deposit shall be the property of Landlord, but shall be paid to Tenant when Tenant’s obligations under this Lease have been completely fulfilled. Landlord shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Tenant waives any limitations set forth in California Civil Code Section 1950.7 limiting the use to which a security deposit may be applied. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity assuming Landlord’s obligations under this Paragraph 5.

Provided no Event of Default exists or would exist but for the passage of time or the giving of notice, or both, effective on the first day of the 16th full calendar month following the Commencement Date of this Lease, the Security Deposit shall be reduced by $40,000.00 and effective on the first day of the 24th full calendar month following the Commencement Date of this Lease, the Security Deposit shall be reduced by an additional $40,000.00, so that as of such date and throughout the remainder of the Lease Term, the Security Deposit shall reflect a total amount of $40,000.00. Landlord shall have 30 days following the applicable reduction date to return the reduction in the Security Deposit to Tenant.

6. Operating Expense Payments. During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, of Tenant’s Proportionate Share (hereinafter defined) of Operating Expenses for the Project. Payments thereof for any fractional calendar month shall be prorated based on a 365 day year. The term “Operating Expenses” means all costs and expenses incurred by Landlord with respect to the ownership, maintenance, and operation of the Project including, but not limited to costs of: Taxes (hereinafter defined) and fees payable to tax consultants and attorneys for consultation and contesting taxes; insurance; utilities; maintenance, repair and replacement of all portions of the Project, including without limitation, paving and parking areas, roads, non-structural components of the roofs (including the roof membrane), alleys, and driveways, mowing, landscaping, snow removal, exterior painting, utility lines, heating, ventilation and air conditioning systems, lighting, electrical systems and other mechanical and building systems; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association to which the Project is subject; property management fees payable to a property manager (not to exceed 3% of gross receipts), including any affiliate of Landlord, or if there is no property manager, an administration fee of 10 percent of Operating Expenses payable to Landlord; security services, if any; trash collection, sweeping and removal; and additions or alterations made by Landlord to the Project or the Building in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant) or to reduce Operating Expenses or that are appropriate to the continued operation of the Project or the Building as a bulk warehouse facility in the market area, provided that the cost of additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the lesser of the useful life thereof for federal income tax purposes or 10 years. Operating Expenses do not include costs, expenses, depreciation or amortization for capital repairs and capital replacements required to be made by Landlord under Paragraph 10 of this Lease, capital expenditures which are primarily for aesthetic or beautification purposes, debt service under mortgages or ground rent under ground leases, costs of restoration (other than commercially reasonable insurance deductibles), leasing commissions, the costs of renovating space for tenants, or costs incurred to comply with laws relating to the removal of Hazardous Materials (as defined in Paragraph 30 below) or to remove, remedy, treat or contain any Hazardous Material, or the costs of repairs, replacement or maintenance of HVAC or other equipment exclusively serving another tenant’s premises when Tenant pays such costs directly.

If Tenant’s total payments of Operating Expenses for any year are less than Tenant’s Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within 30 days after demand, and if more, then Landlord shall retain such excess and credit it against Tenant’s next payments except that during the last calendar year of the Lease Term or any extension terms thereof, Landlord shall refund any such excess within 30 days following the termination of the Lease Term or any extension terms thereof, provided that Tenant is not in default of its obligations under this Lease. For purposes of calculating Tenant’s Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease. With respect to Operating Expenses which Landlord allocates to the entire Project, Tenant’s “Proportionate Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Proportionate Share of the Project as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Project; and, with respect to Operating Expenses which Landlord allocates only to the Building, Tenant’s “Proportionate Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Proportionate Share of the Building as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Building. Operating Expenses payable by Tenant will not include any Operating Expense item which exclusively benefitted the building in the Project not occupied by Tenant. Landlord may equitably increase Tenant’s Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project or Building that includes the Premises or that varies with occupancy or use; provided that Landlord makes such allocations on a consistent and uniform basis throughout the Project for all tenants. The estimated Operating Expenses for the Premises set forth on the first page of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate.

No later than 90 days following the first day of each calendar year during the Lease Term, Landlord shall deliver to Tenant an Operating Expense Reconciliation Invoice (“Invoice”) and an Operating Expense Summary Report listing the Operating Expenses for the prior year of the Lease Term (“Report”). Provided (x) no Event of Default exists under this Lease, (y) no payments of Base Rent, Operating Expenses, or other amounts due under the Lease are outstanding, and (z) Tenant has a reasonable belief that the Invoice and Report contain an error to the detriment of Tenant, Tenant, at its sole cost and expense, shall have the right to examine property invoices evidencing such costs and expenses as provided in the Invoice and Report which Tenant believes to be in error as more specifically provided herein. Such review of Landlord’s property invoices may occur not more than once per year at Landlord’s local market office during reasonable business hours. Landlord agrees to make the property invoices pertaining to those items which Tenant reasonably believes to be in error, a copier and conference room available to Tenant for a period not to exceed one week to examine such property invoices. In the event Tenant desires to exercise the foregoing right, Tenant shall deliver written notice of Tenant’s intent to review the property invoices, and shall identify the item(s) contained in the Invoice and Report which Tenant believes to be in error, no later than one hundred twenty (120) days following Tenant’s receipt of the Invoice and Report. Time is of the essence with regards to the delivery of such notice. Upon Landlord’s receipt of Tenant’s notice, Landlord and Tenant shall work in good faith to schedule a time and date for such property invoice examination which shall be acceptable to both parties. In the event that Tenant accurately determines that the Invoice and Report contain an error to the detriment of Tenant, Landlord shall immediately provide a revised Invoice and Report to Tenant. If Tenant has already paid the Invoice, Landlord will provide a credit against Tenant’s obligations to pay Base Rent the amount overpaid by Tenant. Tenant shall keep any information gained from such examination confidential and shall not disclose it to any other party, except as required by law. If requested by Landlord, Tenant shall be required to sign a confidentiality agreement as a condition of Landlord making Landlord’s invoices available for inspection. Notwithstanding anything contained herein to the contrary, in no event shall Tenant retain any person paid on a contingency fee basis to act on behalf of Tenant with regards to the forgoing rights to review the property invoices and Landlord shall have no obligation to allow any such representative paid on a contingency fee basis access to Landlord’s records. Notwithstanding anything contained in this Lease to the contrary, Tenant hereby agrees that Tenant’s sole remedy pertaining to an error in the Invoice or Report shall be for the recovery from Landlord an amount equal to the amount overpaid by Tenant, and Tenant hereby waives any right to terminate this Lease as a result of any such error in the Invoice or Report which Tenant may have under law or equity. In the event Tenant’s review of property invoices reveals that Landlord’s determination of Tenant’s Proportionate Share of Operating Expenses as set forth in the Invoice was in error in Landlord’s favor by more than five percent (5%) of the amount charged by Landlord to Tenant pursuant to such Invoice, then Landlord agrees to pay the reasonable, third-party cost of such review of the property invoices incurred by Tenant; provided such cost shall not exceed the amount of the actual error in Landor’s favor.

7. Utilities. Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to utilities and services supplied to Tenant at the Premises. Water and sewer are not separately metered to the Premises; however, Tenant shall have the right, at Tenant’s sole option and expense, to install a separate meter for water. Tenant shall pay its share of all charges for such jointly metered utilities based upon Tenant’s Proportionate Share unless Landlord reasonably determines that one of the jointly metered parties is consuming more than its share of water, in which case Landlord may reasonably allocate the jointly metered cost of water based on consumption. Landlord may cause at Tenant’s expense the water utility to be separately metered or charged directly to Tenant by the provider in the event Landlord reasonably determines that Tenant’s use of such jointly metered utility materially exceeds the use of such jointly metered utility by other tenants in the Building. Electricity and gas are presently separately metered to the Premises. No interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent, except as set forth below.

Landlord acknowledges that Tenant’s business operations will require Tenant to follow good manufacturing practices in accordance with industry standards and practices, the rules and regulations of state, federal and international governmental agencies as interpreted by Tenant and Tenant’s policies and standard operating procedures, as they exist from time to time (collectively, “GMP Compliance”). Except in the event of an emergency, any access to the Premises will be conducted in accordance with Paragraph 19, including the requirement that Tenant will have a representative of Tenant accompany Landlord, its agents or employees at any time when such parties are in the Premises. Landlord will reasonably cooperate with Tenant as reasonably required to maintain such GMP Compliance, and Landlord will make no changes to the electrical, gas or water supply to the Premises without coordinating the schedule and methodology for such change with Tenant. In the event the cost of any work to be performed by Landlord in accordance with the immediately preceding sentence is increased as a result of the need to comply with Tenant’s GMP Compliance requirements, then Tenant will be responsible for the portion of such increased costs attributable to such GMP Compliance, subject to Tenant’s prior approval of the amount of such costs.

Notwithstanding anything contained herein to the contrary, in the event that such interruption or cessation of utilities results from Landlord’s negligent or willful act or omission continues beyond five (5) business days from the date of such interruption or cessation, then, provided Tenant has delivered Landlord with prompt notice of such interruption, the rent under this Lease will abate, commencing on the fifth (5th) business day the Premises remain untenantable, and continuing until the date on which the utilities are restored and the Premises are again tenantable. No abatement of rentals as hereinabove described will apply in the event such interruption of utilities is the result of Tenant’s alterations to the Premises, or any negligent act or omission of Tenant, its agents, employees or contractors. In the event any interruption or cessation of utilities continues for a period in excess of sixty (60) days, the casualty provisions set forth in Paragraph 15 below shall control.

Tenant shall be entitled to install, as a Tenant-Made Alteration, additional dedicated heating, ventilation and air conditioning units and specialized air handling and/or exhaust equipment (collectively “Air Handling Units”) on the roof of the Building at Tenant’s sole cost and expense (or as a charge against the TI Allowance). The plans and specifications for any Air Handling Units shall be subject to Landlord’s reasonable approval. Tenant shall be responsible for maintenance and repair of the Air Handling Units and shall have access to the roof of the Building as required to repair, maintain or replace such Air Handling Units 24 hours per day, seven days per week.

8. Taxes. Landlord shall pay all taxes, assessments and governmental charges (collectively referred to as “Taxes”) that accrue against the Project during the Lease Term, which shall be included as part of the Operating Expenses charged to Tenant. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof. All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, use, margin, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent; provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such tax or excise is levied or assessed directly against Tenant or results from any Tenant-Made Alterations (defined below), then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant.

9. Insurance. Landlord shall maintain all risk or special form property insurance covering the full replacement cost of the Building and commercial general liability insurance on the Project in forms and amounts customary for properties substantially similar to the Project, subject to customary deductibles. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including but not limited to, rent loss insurance. All such insurance shall be included as part of the Operating Expenses charged to Tenant. The Project or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Project or Building will be determined by Landlord based upon the total insurance cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary to the extent arising as a result of Tenant’s specific and unique use of the Premises.

Tenant, at its expense, shall maintain during the Lease Term the following insurance, at Tenant’s sole cost and expense: (1) commercial general liability insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $2,000,000; and in the event property of Tenant’s invitees or customers are kept in, or about the, Premises, Tenant shall maintain warehouser’s legal liability or bailee customers insurance for the full value of the property of such invitees or customers as determined by the warehouse contract between Tenant and its customer; (2) all risk or special form property insurance covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant; (3) workers’ compensation insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute and shall include a waiver of subrogation in favor of Landlord; (4) employers liability insurance of at least $1,000,000, (5) business automobile liability insurance having a combined single limit of not less than $2,000,000 per occurrence insuring Tenant against liability arising out of the ownership maintenance or use of any owned, hired or nonowned automobiles, and (6) business interruption insurance with a limit of liability representing loss of at least approximately 6 months of income. Any company writing any of Tenant’s insurance shall have an A.M. Best rating of not less than A-VIII and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies). All commercial general liability and, if applicable, warehouser’s legal liability or bailee customers insurance policies shall name Tenant as a named insured and Landlord, its property manager, and other designees of Landlord as the interest of such designees shall appear, as additional insureds. The limits and types of insurance maintained by Tenant shall not limit Tenant’s liability under this Lease. Tenant shall provide Landlord with certificates of such insurance as required under this Lease prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises, and thereafter upon renewals at least 15 days prior to the expiration of the insurance coverage. Acceptance by Landlord of delivery of any certificates of insurance does not constitute approval or agreement by Landlord that the insurance requirements of this section have been met, and failure of Landlord to identify a deficiency from evidence provided will not be construed as a waiver of Tenant’s obligation to maintain such insurance. In the event any of the insurance policies required to be carried by Tenant under this Lease shall be cancelled prior to the expiration date of such policy, or if Tenant receives notice of any cancellation of such insurance policies from the insurer prior to the expiration date of such policy, Tenant shall: (a) immediately deliver notice to Landlord that such insurance has been, or is to be, cancelled, (b) shall promptly replace such insurance policy in order to assure no lapse of coverage shall occur, and (c) shall deliver to Landlord a certificate of insurance for such policy. The insurance required to be maintained by Tenant hereunder are only Landlord’s minimum insurance requirements and Tenant agrees and understands that such insurance requirements may not be sufficient to fully meet Tenant’s insurance needs.

The all risk or special form property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors , employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against. Neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by any risk coverable by all risk or special form property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage. The failure of a party to insure its property shall not void this waiver. Tenant and its agents, employees and contractors shall not be liable for, and Landlord hereby waives all claims against such parties for losses resulting from an interruption of Landlord’s business, or any person claiming through Landlord, resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Tenant or its agents, employees or contractors. Landlord and its agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such parties for losses resulting from an interruption of Tenant’s business, or any person claiming through Tenant, resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Landlord or its agents, employees or contractors.

10. Landlord’s Repairs. Landlord shall repair, at its expense and without pass through as an Operating Expense, the structural soundness of the roof (which does not include the roof membrane), the structural soundness of the foundation, and the structural soundness of the exterior walls of the Building in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, its agents and contractors excluded. The term “walls” as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have a reasonable opportunity to repair.

In the event of an emergency (being defined as an imminent threat of personal injury to Tenant’s employees or material damage to Tenant’s equipment or other property at the Premises), Tenant shall have the right to make such temporary, emergency repairs to the roof, foundation, floors and exterior walls of the building of which the Premises are a part, or the roof membrane, skylights, roof vents, drains and downspouts of the Project, and the exterior and under slab utility systems for the Project or the common Building systems, as may be reasonably necessary to prevent such material damage to the equipment or property of Tenant situated in the Premises, or such personal injury to Tenant’s employees, provided Tenant has notified or attempted in good faith to notify Landlord’s representative of such emergency by telephone (with subsequent written notice as soon as practicable). The provisions of this paragraph do not constitute an authorization by Landlord for Tenant to enter the premises of any other tenant of the Project, and Tenant has not been designated as Landlord’s agent for the purposes of any such entry. Landlord shall reimburse Tenant for the reasonable, out-of-pocket costs incurred by Tenant in making such emergency repairs to the roof, foundation or exterior walls, as applicable, up to (but not to exceed) $30,000.00 with respect to each such occurrence, within thirty (30) days after submission by Tenant to Landlord of an invoice therefore, accompanied by reasonable supporting documentation for the costs so incurred. In the event Landlord fails or refuses to reimburse Tenant for such costs within such thirty (30) day period and Tenant brings an action for recovery of such amounts from Landlord as provided for in this Lease, then Tenant shall be entitled to recover, in addition to the amount of such costs, interest on such amounts from the date incurred by Tenant until recovered from Landlord, at the rate provided in Paragraph 37(j) of this Lease, and the reasonable attorneys’ fees and other costs of court incurred by Tenant in pursuing such action.

11. Tenant’s Repairs. Landlord, at Tenant’s expense as provided in Paragraph 6, shall maintain in good repair and condition the parking areas and other common areas of the Building, including, but not limited to driveways, alleys, landscape and grounds surrounding the Premises, the roof membrane, all base building systems serving multiple tenants (e.g., fire life/safety) up to the point of connection to the Premises and all utility services and equipment up to the point of connection to Tenant’s separate meter, or if no such separate meter exists, then up to the point of connection to the Premises. Subject to Landlord’s obligation in Paragraph 10, this Paragraph 11 and subject to Paragraphs 9 and 15, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises and all areas, improvements and systems exclusively serving the Premises including, without limitation, dock and loading areas, truck doors, plumbing, water and sewer lines up to points of common connection, fire sprinklers and fire protection systems, entries, doors, ceilings, windows, interior walls, and the interior side of demising walls, and heating, ventilation and air conditioning systems exclusively serving the Premises. Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Term. Heating, ventilation and air conditioning systems and other mechanical and building systems exclusively serving the Premises shall be maintained at Tenant’s expense pursuant to maintenance service contracts for the HVAC units entered into by Tenant or, if Tenant has failed to maintain such service contracts then at Landlord’s election, Landlord may maintain such contracts, in which case the costs of such contracts entered into by Landlord shall be included as an Operating Expense. The scope of services and contractors under such maintenance contracts shall be consistent with the requirements of Addendum 2 to this Lease. If Tenant fails to perform any repair or replacement for which it is responsible, Landlord may, after notice to Tenant and the expiration of a reasonable cure period, perform such work (provided any entry will be in strict accordance with Paragraph 19) and be reimbursed by Tenant within 10 days after demand therefor. Subject to Paragraphs 9 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises.

12. Tenant-Made Alterations and Trade Fixtures. Tenant shall have the right to perform non-structural Tenant-Made Alterations (as defined below), the cost of which does not exceed $15,000 in each instance, without obtaining Landlord’s prior written consent, by providing a written notice of such Tenant-Made Alterations to Landlord containing sufficient and complete information regarding such Tenant-Made Alterations, provided that such alteration does not materially affect the structure or the roof of the Building, modify the exterior of the Building (other than as permitted for the rooftop equipment or Exterior Storage), or modify the common utility or mechanical systems of the Building. Any other alterations, additions, or improvements made by or on behalf of Tenant to the Premises (“Tenant-Made Alterations”) shall be subject to Landlord’s prior written consent, which consent will not be unreasonably, withheld, conditioned or delayed. Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification within the Premises required by Legal Requirements as a result of any Tenant-Made Alterations. Any work required to comply with Legal Requirements outside the Premises will be performed by Landlord, subject to inclusion in Operating Expenses to the extent permitted by Paragraph 6. All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its approval, which approval will be granted or denied (accompanied by a reasonably detailed list of objections) within ten (10) days after submittal to Landlord and in the event Landlord does not approve or deny such plans within the ten (10) day period above, then Landlord will be deemed to have approved such plans and specifications as to the initial Tenant-Made Alterations (and failure to respond will be deemed disapproval as to any future Tenant-Made Alterations). Landlord may monitor construction of the Tenant-Made Alterations. Tenant shall reimburse Landlord for its reasonable, out-of-pocket costs in reviewing plans and specifications and in monitoring construction (provided that Tenant will not be required to pay any fees to Landlord or its affiliates in connection with any Tenant-Made Alterations) , and the total fees payable by Tenant for the initial Tenant-Made Alterations will in no event exceed $15,000 for third party consultant fees, and Landlord will provide reasonably detailed invoices in support of any such third party fees. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Tenant shall provide Landlord with the identities and mailing addresses of its general contractor and all major subcontractors performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all work free and clear of liens (provided that no bond will be required for the initial Tenant-Made Alterations) and shall provide certificates of insurance for worker’s compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant-Made Alterations and final lien waivers from all such contractors and subcontractors. Upon surrender of the Premises, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord’s property, except to the extent Landlord requires removal at Tenant’s expense of any such items or Landlord and Tenant have otherwise agreed in writing in connection with Landlord’s consent to any Tenant-Made Alterations. Notwithstanding the foregoing, in no event shall Tenant be required to remove customary lab improvements, clean rooms, Air Handling Units or to restore the electrical capacity upgrades made by Tenant, provided (i) all of the foregoing items are non-Tenant specific lab improvements that are reasonably reusable by other tenants, (ii) such items were made using building standard or better materials, (iii) all specialized equipment such as the lyophilizer, water injection and other water systems are removed and (iv) all systems, including, without limitation, the duct work and fume hoods, are in good working order and condition. Upon Tenant’s written request, Landlord shall provide Tenant, at the time of Tenant’s request for approval of Tenant-Made Alterations, a list of which Tenant-Made Alterations Landlord will require Tenant to remove upon surrender of the Premises. Notwithstanding the foregoing, Tenant shall at all times have the right to remove its equipment and trade fixtures, even if such equipment and trade fixtures are attached to the Premises. Tenant shall repair any damage caused by the removal of such Tenant-Made Alterations upon surrender of the Premises.

Notwithstanding anything contained herein to the contrary, Landlord shall contribute up to a maximum amount of $280,500.00 (the “TI Allowance”), towards the initial Tenant-Made Alterations to the Premises, to include mutually agreeable interior tenant improvements and any upgrade or additional distribution of the power of the main breaker currently within the Premises. Landlord warrants that there is one 500 amp main breaker which is available, operational and permitted to be used (including any required consent or approval from the electrical service provider for the Building) solely for use by Tenant in the Premises. An additional 300 amps is available should Tenant, at Tenant’s sole cost and expense, desire to have it distributed so Tenant will have 800 amps. Such payment of the TI Allowance shall be made by Landlord to Tenant within 30 days following (i) completion of the initial Tenant-Made Alterations, (ii) Landlord’s receipt of Tenant’s invoice substantiating the costs related thereto, (iii) Landlord’s receipt of final lien waivers from all contractors and subcontractors who did work on the initial Tenant-Made Alterations, and (iv) Landlord’s receipt of a copy of the final permit approved by the applicable governing authority to the extent required for such Tenant-Made Alterations. Landlord shall be under no obligation to pay for any Tenant-Made Alterations to the Premises in excess of the TI Allowance. Further, such TI Allowance shall only be available for Tenant’s use through June 30, 2014, and Tenant hereby waives any and all rights to any unused portion of the TI Allowance remaining as of July 1, 2014. Tenant shall be allowed to use a contractor and architect of its choosing, provided that Landlord approves said contractor and architect prior to the start of construction (and Landlord hereby approves Rusciano Construction and a CAS Architects if they comply with all of the requirements of this Paragraph 12).

In the event there are any actual delays in the completion of the initial Tenant-Made Alterations which delays are caused by an act or omission of Landlord (e.g., a failure to approve or reasonably disapprove the construction drawings within the time period set forth above or a failure to provide access to the Building as required to complete the Tenant-Made Alterations), then after notice to Landlord of such delay and the expiration of a 48 hour cure period, any such additional delay shall be deemed a “Landlord Delay.” Landlord Delays shall be applied as follows: (i) the Rent Commencement Date will be pushed back by the same number of days of any Landlord Delay and (ii) the dates in the immediately preceding paragraph to use the TI Allowance will be extended by the same number of days of the Landlord Delay.

Tenant, at its own cost and expense, shall have the right to add an emergency generator external to the Building along with a small bulk liquid nitrogen storage tank and CO2 tank at the location shown on Exhibit A, the size, dimensions, location, and screening of which shall all be subject to Landlord’s approval in its sole discretion. Tenant shall also have the right to use the existing fenced and gated storage area at the approximate location shown on Exhibit A and labeled “Existing Shed” for Hazardous Materials and other storage uses. Landlord will ensure that the existing shed is delivered to Tenant empty and free of any Hazardous Materials or personal property as of the Lease Commencement Date. The generator, bulk air tanks and existing shed may be collectively referred to in this Lease as the “External Storage.” Any modifications made to the existing External Storage Area shall be considered a Tenant-Made Alteration, Tenant shall comply with the requirements of this Paragraph 12 and all Legal Requirements, including approval by the City of Sunnyvale, and the External Storage shall not interfere with the access of other tenants to the Building and Project parking lots and truck courts.

Tenant, at its own cost and expense and without Landlord’s prior approval, may erect such shelves, racking, bins, machinery, equipment, including laboratory equipment and trade fixtures (collectively “Trade Fixtures”) in the ordinary course of its business provided that such items do not alter the structure of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises (or Tenant agrees to repair any such damage cause by removal), and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord’s requirements set forth above. Tenant shall remove its Trade Fixtures and shall repair any damage caused by such removal upon surrender of the Premises.

Tenant shall have the right, at Tenant’s sole cost, to reasonably access and use the Building’s (i) roof pursuant to Addendum 6 and Paragraph 7 above, (ii) subject to Landlord’s reasonable prior approval, internal passageways, shafts, utility connections, risers and conduits in order to connect such rooftop equipment to the Premises, and (iii) subject to Landlord’s reasonable prior approval, common areas of the Project as required for the installation, repair and maintenance of any Tenant-Made Alterations. Tenant shall advise Landlord at least ten (10) days in advance of the planned installation of such devices, and Landlord will have the right to reasonably approve the specifications for any rooftop equipment and the method of installation thereof.

13. Signs. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion. Provided Tenant complies with the signage criteria for the Project, Tenant will be permitted to install Premises identification/window signage at the entry to the Premises and will be entitled to place a sign on the monument sign for the Project, at Tenant’s cost. Upon surrender or vacation of the Premises, Tenant shall have removed all signs and repair, paint, and/or replace the building fascia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord’s approval and conform in all respects to Landlord’s requirements.

14. Parking. Tenant shall be entitled to park in common with other tenants of the Project in those areas designated for nonreserved parking. Landlord may allocate parking spaces among Tenant and other tenants in the Project if Landlord reasonably determines that such parking facilities are becoming crowded. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties. Notwithstanding the foregoing, Tenant will have the right to use at least 4 parking spaces for every 1,000 rentable square feet within the Premises at no cost throughout the Term of the Lease.

15. Restoration. If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within 60 days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed 6 months, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than 30 days after Landlord’s notice. If neither party elects to terminate this Lease or if Landlord estimates that restoration will take 6 months or less, then, Landlord shall promptly restore the Premises excluding the improvements installed by Tenant or by Landlord and paid by Tenant, subject to delays arising from the collection of insurance proceeds or from Force Majeure events. Tenant at Tenant’s expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events (as defined in Paragraph 33), all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than one month to repair such damage. Base Rent and Operating Expenses shall be abated for the period of repair and restoration commencing on the date of such casualty event in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss. Notwithstanding the terms and conditions of this Paragraph 15, if the Premises are not restored by Landlord on, or prior to, the date which is the later of 6 months of the date of the casualty event (subject to Force Majeure and Tenant-caused delays) or the date Landlord estimated completion of the restoration as described above (subject to Force Majeure and Tenant-caused delays), Tenant may terminate the Lease upon thirty (30) days written notice to Landlord; provided, however, if Landlord completes the restoration in said thirty (30) day notice period, Tenant’s notice of termination shall be null and void and this Lease shall continue in full force and effect.

Notwithstanding anything contained in the Lease to the contrary, to the extent the damage to the Project is attributable to the negligence or willful misconduct of Tenant, Tenant shall pay to Landlord with respect to any damage to the Project an amount of the commercially reasonable deductible under Landlord’s insurance policy, not to exceed $10,000.00, within 30 days after presentment of Landlord’s invoice.

16. Condemnation. If any part of the Premises or the Project should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would materially interfere with or impair Landlord’s ownership or operation of the Project or Tenant’s use of the Premises, then upon written notice by Landlord or Tenant, this Lease shall terminate and Base Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s Trade Fixtures, if a separate award for such items is made to Tenant.

17. Assignment and Subletting. Without Landlord’s prior written consent, which shall not be unreasonably withheld conditioned or delayed, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect. It shall be reasonable for the Landlord to withhold, delay or condition its consent, where required, to any assignment or sublease in any of the following instances: (i) the assignee or sublessee does not have a net worth calculated according to generally accepted accounting principles at least equal to the greater of the net worth of Tenant immediately prior to such assignment or sublease or the net worth of the Tenant at the time it executed the Lease; (ii) occupancy of the Premises by the assignee or sublessee would, in Landlord’s opinion, violate any agreement binding upon Landlord or the Project with regard to the identity of tenants, usage in the Project, or similar matters; (iii) the identity or business reputation of the assignee or sublessee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Project; (iv) the assignment or sublease is to another tenant in the Project and is at rates which are below those charged by Landlord for comparable space in the Project; or (v) in the case of a sublease, the subtenant has not acknowledged that the Lease controls over any inconsistent provision in the sublease. The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease. Tenant shall provide to Landlord all information concerning the assignee or sublessee as Landlord may reasonably request. Landlord may revoke its consent immediately and without notice if, as of the effective date of the assignment or sublease, there has occurred and is continuing any default under the Lease. For purposes of this paragraph, a transfer of the ownership interests controlling Tenant shall be deemed an assignment of this Lease unless such ownership interests are publicly traded. Notwithstanding the foregoing, Tenant may, without Landlord’s prior written consent, assign this Lease to any entity into which Tenant is merged or consolidated, or to any entity to which substantially all of Tenant’s assets or stock are transferred, provided the following conditions are met: (x) such merger, consolidation, or transfer of assets or stock is not principally for the purpose of transferring Tenant’s leasehold estate, and (y) such merger, consolidation, or transfer of assets of Tenant does not reduce the tangible net worth of Tenant after giving effect to such transfer (“Permitted Transfer”). Tenant hereby agrees to give Landlord written notice thirty (30) days prior to such merger, consolidation, or transfer of assets along with any documentation reasonably requested by Landlord related to the required conditions as provided above; provided that if for confidentiality reasons Tenant cannot provide such prior notice, Tenant will notify Landlord as soon as possible after such Permitted Transfer. Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a “Tenant Affiliate”), without the prior written consent of Landlord. Tenant shall reimburse Landlord for all of Landlord’s reasonable expenses in connection with any assignment or sublease not to exceed $1,500.00. This Lease shall be binding upon Tenant and its successors and permitted assigns. Any transfer of the stock of Tenant over a recognized exchange will not be deemed a Transfer for purposes of this Lease. In the event Tenant desires to assign or sublet 10 percent or more of the Premises to a party with whom Landlord has negotiated to lease space in the Project or has made a proposal to lease space in the Project within twelve (12) months prior to the date of Tenant’s request for consent (a “Competitive Assignment”), Landlord may, by giving written notice to Tenant within 30 days after receipt of Tenant’s request for Landlord’s consent to such Competitive Assignment, terminate this Lease, as of the date specified in Tenant’s notice for the commencement of the proposed assignment or sublease. Tenant may withdraw its notice of such Competitive Assignment by notifying Landlord within 10 days after Landlord has given Tenant notice of such termination, in which case the Lease shall not terminate but shall continue.

Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether Landlord’s approval has been obtained for any such assignments or sublettings). In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder 50% of such excess rental and other excess consideration within 10 days following receipt thereof by Tenant; provided in the event of a sublease which is less than 100% of the Premises such excess rental and other consideration shall be applied on a square foot basis.

If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant’s leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

18. Indemnification. Except for the negligence of Landlord, its agents, employees or contractors, and to the extent permitted by law, Tenant agrees to indemnify, defend and hold harmless Landlord, and Landlord’s agents, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including attorneys’ fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Project and arising from the use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents. The furnishing of insurance required hereunder shall not be deemed to limit Tenant’s obligations under this Paragraph 18.

Except for the negligence of Tenant, its agents, employees or contractors, and to the extent permitted by law, Landlord agrees to indemnify, defend and hold harmless Tenant, and Tenant’s agents, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including attorneys’ fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Project and arising from any activity, work, or thing done, permitted or suffered by Landlord in or about the Project or due to any other act or omission of Landlord, its assignees, invitees, employees, contractors and agents. The furnishing of insurance required hereunder shall not be deemed to limit Landlord’s obligations under this Paragraph 18.

If a claim under the foregoing indemnity is made against the indemnitee which the indemnitee believes to be covered by an indemnitor’s indemnification obligations hereunder, the indemnitee shall promptly notify the indemnitor of the claim and, in such notice shall offer to the indemnitor the opportunity to assume the defense of the claim within 10 business days after receipt of the notice (with counsel reasonably acceptable to the indemnitee). If the indemnitor timely elects to assume the defense of the claim, the indemnitor shall have the right to settle the claim on any terms it considers reasonable and without the indemnitee’s prior written consent, as long as the settlement shall not require the indemnitee to render any performance or pay any consideration and such settlement will not have a material adverse impact on the business reputation or establish a negative precedent which could affect the indemnitee’s ongoing business, and the indemnitee shall not have the right to settle any such claim. If the indemnitor fails timely to elect to assume the defense of the claim or fails to defend the claim with diligence, then the indemnitee shall have the right to take over the defense of the claim and to settle the claim on any terms the indemnitee considers reasonable. Any such settlement shall be valid as against the indemnitor. If the indemnitor assumes the defense of a claim, the indemnitee may employ its own counsel but such employment shall be at the sole expense of the indemnitee. If any such claim arises out of the negligence of both Landlord and Tenant, responsibility for such claim shall be allocated between Landlord and Tenant based on their respective degrees of negligence.

19. Inspection and Access. Landlord acknowledges that Tenant’s permitted use includes manufacturing in accordance with GMP Compliance and Landlord will coordinate any access to the Premises with Tenant so as to ensure that any such entry does not violate GMP Compliance or cause any interruption in Tenant’s business operations. Such requirements include prior approval of any party who will be accessing the Premises, the ability of Tenant to escort any third parties needing access to the Premises (which may include the need for proper protective clothing or similar precautions) and Tenant’s ability to designate certain areas of the Premises as areas where no entry is permitted absent emergency circumstances. Subject to strict compliance with the foregoing, except in the event of an emergency (i.e., an event which poses an imminent risk of personal injury or substantial property damage), Landlord and its agents, representatives, and contractors may enter the Premises at any time so long as such parties comply with Tenant’s safety and security protocols, to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other reasonably necessary business purpose. Subject to strict compliance with the foregoing GMP Compliance requirements, Landlord and Landlord’s representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers and, during the last year of the Lease Term, to prospective tenants. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate and modify common areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation, modification or restriction materially interferes with Tenant’s use or occupancy of the Premises. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions.

20. Quiet Enjoyment. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

21. Surrender. Upon termination of the Lease Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, subject to the Tenant-Made Alterations provisions of Paragraph 12 above, ordinary wear and tear, casualty loss and condemnation covered by Paragraphs 15 and 16 excepted and otherwise in accordance with the Move Out Conditions Addendum attached hereto. Without limiting the foregoing, Tenant shall remove any odor which may exist in the Premises resulting from Tenant’s occupancy of the Premises upon the termination of the Lease Term or earlier termination of Tenant’s right of possession. Any Trade Fixtures, Tenant-Made Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property. All obligations of Landlord or Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Operating Expenses and obligations concerning the condition and repair of the Premises.

22. Holding Over. If Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to 150% of the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over. All other payments shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over; provided, however, that Landlord provides Tenant with written notice that Landlord is in negotiations with another prospective tenant, and Tenant fails to thereafter surrender the Premises in accordance with this Lease on, or prior to, the date identified in Landlord’s notice. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises. For purposes of this Paragraph 22, “possession of the Premises” shall continue until, among other things, Tenant has delivered all keys to the Premises to Landlord, Landlord has the ability to exercise complete and total dominion and control over the Premises, and Tenant has fulfilled all obligations required of it upon termination of the Lease as set forth in this Lease, including, without limitation, those concerning the condition and repair of the Premises.

23. Events of Default. Each of the following events shall be an event of default (“Event of Default”) by Tenant under this Lease:

(i) Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of 5 days after written notice from Landlord to Tenant that such payment was due; provided, however, that Landlord shall not be obligated to provide written notice of such failure more than 2 times in any consecutive 12-month period, and the failure of Tenant to pay any third or subsequent installment of Base Rent or any other payment required herein when due in any consecutive 12-month period shall constitute an Event of Default by Tenant under this Lease without the requirement of notice or opportunity to cure; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under applicable law.

(ii) Tenant or any guarantor or surety of Tenant’s obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (C) become the subject of any Proceeding for Relief which is not dismissed within 60 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(iii) Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease and such insurance is not restored within ten (10) days with no lapse in coverage.

(iv) Tenant shall not occupy or shall vacate the Premises whether or not Tenant is in monetary or other default under this Lease. Tenant’s vacating of the Premises shall not constitute an Event of Default if, prior to vacating the Premises, Tenant has made arrangements reasonably acceptable to Landlord to (a) ensure that Tenant’s insurance for the Premises will not be voided or cancelled with respect to the Premises as a result of such vacancy, (b) ensure that the Premises are secured and not subject to vandalism, and (c) ensure that the Premises will be properly maintained after such vacation, including, but not limited to, keeping the heating, ventilation and cooling systems maintenance contracts required by this Lease in full force and effect and maintaining the utility services. In the event Tenant vacates the Premises, Tenant shall inspect the Premises at least once each quarter and report in writing to Landlord on the condition of the Premises.

(v) Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant’s interest in or with respect to this Lease except as otherwise permitted in this Lease, and Tenant does not cure the same within ten (10) business days after notice from Landlord.

(vi) Tenant shall fail to discharge any lien placed upon the Premises in violation of this Lease within 20 days after any such lien or encumbrance is filed against the Premises.

(vii) Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than 30 days after Landlord shall have given Tenant written notice of such default (said notice being in lieu of, and not in addition to, any notice required as a prerequisite to a forcible entry and detainer or similar action for possession of the Premises); provided that if longer than 30 days is required to cure such default, Tenant will not be in default provided it commences such cure within the 30 day period and thereafter diligently pursues such cure to completion.

(viii) Tenant agrees that any notice given by Landlord pursuant to this Paragraph of the Lease shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

24. Landlord’s Remedies. Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election: terminate this Lease or Tenant’s right of possession, (but Tenant shall remain liable as hereinafter provided) and/or pursue any other remedies at law or in equity. Upon the termination of this Lease or termination of Tenant’s right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.

Except as otherwise provided in the next paragraph, if Tenant breaches this Lease and abandoned the Premises prior to the end of the term hereof, or if Tenant’s right to possession is terminated by Landlord because of an Event of Default by Tenant under this Lease, this Lease shall terminate. Upon such termination, Landlord may recover from Tenant the following, as provided in Section 1951.2 of the Civil Code of California: (i) the worth at the time of award of the unpaid Base Rent and other charges under this Lease that had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the reasonable value of the unpaid Base Rent and other charges under this Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of award by which the reasonable value of the unpaid Base Rent and other charges under this Lease for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom. As used herein, the following terms are defined: (a) The “worth at the time of award” of the amounts referred to in Sections (i) and (ii) is computed by allowing interest at the lesser of 18 percent per annum or the maximum lawful rate. The “worth at the time of award” of the amount referred to in Section (iii) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent; (b) The “time of award” as used in clauses (i), (ii), and (iii) above is the date on which judgment is entered by a court of competent jurisdiction; (c) The “reasonable value” of the amount referred to in clause (ii) above is computed by determining the mathematical product of (1) the reasonable annual rental value and (2) the number of years, including fractional parts thereof, between the date of termination and the time of award. The “reasonable value” of the amount referred to in clause (iii) is computed by determining the mathematical product of (1) the annual Base Rent and other charges under this Lease and (2) the number of years including fractional parts thereof remaining in the balance of the term of this Lease after the time of award. Tenant acknowledges and agrees that the term “detriment proximately caused by Tenant’s failure to perform its obligations under this Lease” includes, without limitation, the value of any abated or free rent given to Tenant.

Even though Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover rent as it becomes due. This remedy is intended to be the remedy described in California Civil Code Section 1951.4, and the following provision from such Civil Code Section is hereby repeated: “The Lessor has the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign subject only to reasonable limitations).” Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord and Tenant shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord or Tenant at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord or Tenant to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of such party’s right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord’s intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. The terms “enter,” “re-enter,” “entry” or “re-entry,” as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premises shall be on such terms and conditions as Landlord in its reasonable discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Premises). Landlord shall not be liable, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting. Notwithstanding anything in this Section 24, Landlord will have the obligation to act reasonably to mitigate any damages it may suffer as a result of a default by Tenant; provided, however, (a) Landlord shall not be obligated to accept any tenant proposed by Tenant, (b) Landlord shall not be required to give preference to the Premises over any other available space controlled by Landlord, and (c) any proposed tenant shall meet all of Landlord’s leasing criteria.

25. Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). Except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter; provided that any successor assumes in writing the Landlord’s obligations under this Lease. The term “Landlord” in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner’s ownership. Any liability of Landlord under this Lease shall be limited solely to its interest in the Project, including any proceeds or profits therefrom obtained after a law suit against Landlord has been filed, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

26. Intentionally Omitted.

27. Subordination. This Lease and Tenant’s interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any first mortgage, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder. Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term “mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “holder” of a mortgage shall be deemed to include the beneficiary under a deed of trust.

Landlord represents to Tenant that as of the date hereof the Building is not subject to or encumbered by a mortgage. Notwithstanding the preceding provisions of this Paragraph 27, this Lease and Tenant’s interest in the Premises shall not be subordinate to any future mortgage or deed of trust on the Project, and Tenant shall not be obligated to execute an instrument subordinating this Lease or Tenant’s interest in the Premises to any future mortgage or deed of trust on the Project, unless concurrently with such subordination the holder of such mortgage or deed of trust agrees in such instrument of subordination not to disturb Tenant’s possession of the Premises (so long as no default exists under the Lease) in the event such holder acquires title to the Premises through foreclosure, deed in lieu of foreclosure or otherwise.

28. Mechanic’s Liens. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within 20 days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such 20 day period.

29. Estoppel Certificates. Tenant agrees, from time to time, within 10 business days after request of Landlord, to execute and deliver to Landlord, or Landlord’s designee, any estoppel certificate requested by Landlord, stating that this Lease is in full force and effect, the date to which rent has been paid, that Landlord is not in default hereunder (or specifying in detail the nature of Landlord’s default), the termination date of this Lease and such other matters pertaining to this Lease as may be requested by Landlord. Tenant’s obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord’s execution of this Lease. No cure or grace period provided in this Lease shall apply to Tenant’s obligations to timely deliver an estoppel certificate.

30. Environmental Requirements. Except for Hazardous Material (i) contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes and/or (ii) listed on and stored in compliance with Addendum 5, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Premises without Landlord’s prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and shall remediate in a manner satisfactory to Landlord in light of applicable Legal Requirements any Hazardous Materials released on or from the Project by Tenant, its agents, employees, contractors, subtenants or invitees. Tenant shall complete and certify to disclosure statements as reasonably requested by Landlord from time to time relating to Tenant’s transportation, storage, use, generation, manufacture or release of Hazardous Materials on the Premises, which statements will set forth the name of the applicable Hazardous Materials used by Tenant, the typical use in general terms of such Hazardous Material and the approximate quantity used or stored by Tenant. The term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom. Any cure or grace period provided in this Lease applicable to Tenant’s obligations to comply with the terms and conditions of this Paragraph 30 shall be limited to 30 days (provided that in the event more than 30 days are required to remedy such default, Tenant will be permitted additional time not to exceed a total of 90 days so long as Tenant is diligently pursuing such cure).

Notwithstanding anything to the contrary in this Paragraph 30, Tenant shall have no liability of any kind to Landlord as to Hazardous Materials on the Premises caused or permitted by (i) Landlord, its agents, employees, contractors or invitees; or (ii) any other tenants in the Project or third parties not controlled by Tenant or their agents, employees, contractors, subtenants, assignees or invitees or (ii) any Hazardous Materials which pre-existed Tenant’s occupancy of the Premises. Landlord will be obligated to remediate any asbestos in the Building to the extent such remediation is required by applicable Environmental Requirements and such asbestos pre-existed Tenant’s occupancy of the Premises or was brought upon the Building by Landlord, its agents, employees, contractors or invitees.

Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys’ fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the property by Tenant, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials for which Tenant is obligated to remediate as provided above or any other breach of the requirements under this Paragraph 30 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Paragraph 30 shall survive any termination of this Lease.

Subject to the requirements of Paragraph 19 above, Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant’s compliance with Environmental Requirements, its obligations under this Paragraph 30, or the environmental condition of the Premises. Such inspections and tests shall be conducted at Landlord’s expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

Except as may be set forth in that certain Phase I Environmental Site Assessment, Project Number 17325385.00014C, dated April 29, 2003 and prepared by URS Corporation Americas, Landlord represents to Tenant that to the best of Landlord’s current, actual knowledge that there are no Hazardous Materials in reportable quantities on the Project. The phrase “current, actual knowledge of Landlord” shall mean and refer only to the best of the current, actual knowledge of the officers of Landlord having direct, operational responsibility for the Project, with the express limitations and qualifications that the knowledge of any contractor or consultant shall not be imputed to

Landlord, and none of such officers has made any special investigation or inquiry, and none of such officers has any duty or obligation of diligent investigation or inquiry, or any other duty or obligation, to acquire or to attempt to acquire information beyond or in addition to the current, actual knowledge of such persons. In the event any Hazardous Material is discovered on the Project (other than any Hazardous Material which Tenant is required to remediate pursuant to this section), the terms and conditions of Paragraph 15 above will govern the restoration of the Building and Premises; provided that Tenant will not be obligated to restore or remediate any such Hazardous Material or incur any costs associated with such remediation.

31. Rules and Regulations. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current Project rules and regulations are attached hereto as Exhibit B. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project, but Landlord shall enforce such in a non-discriminatory manner. All rules and regulations must be reasonable, uniformly enforced and applied to all tenants of the Project, and may not materially enlarge Tenant’s obligations under the Lease or materially limit Tenant’s rights and remedies under the Lease.

32. Security Service. Tenant acknowledges and agrees that, while Landlord may patrol the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises, except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents or employees.

33. Force Majeure. Except for monetary obligations, neither Landlord nor Tenant shall be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord or Tenant, as the case may be (“Force Majeure”).

34. Entire Agreement. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

35. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

36. Brokers. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker, if any, set forth on the first page of this Lease, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. Landlord will pay the brokers any commissions due for this Lease pursuant to a separate agreement between Landlord and the brokers.

37. Miscellaneous.

(a) Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

(b) If and when included within the term “Tenant,” as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

(c) All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to Landlord at 3353 Gateway Boulevard, Fremont, California 94538, with a copy sent to Landlord at 4545 Airport Way, Denver, Colorado 80239, Attention: General Counsel, and to Tenant at 7707 Gateway Boulevard, Suite 140, Newark, California 94560 Attention: General Counsel with a copy to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC, 3580 Carmel Mountain Road, Suite 300, San Diego California 92130, Attention: Dawn Saunders, Esq. Either party may by notice given aforesaid change its address for all subsequent notices or add an additional party to be copied on all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

(b) Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord retains the absolute right to withhold any consent or approval.

(c) At Landlord’s request from time to time Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant’s accountants and any other financial information or summaries that Tenant typically provides to its lenders or shareholders. This subsection (e) shall not apply in the event Tenant is a public company traded on a stock exchange with publically available financial statements.

(d) Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record, except that Tenant may file this Lease or disclose the contents of this Lease in connection with any SEC or similar public company reporting requirements. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

(e) The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

(f) The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(g) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(h) Any amount not paid by Tenant within 5 days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or 12 percent per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(i) Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.

(j) Time is of the essence as to the performance of Tenant’s and Landlord’s obligations under this Lease.

(k) All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda and the terms of this Lease, this Lease shall control unless such exhibit or addendum specifically references that it supersedes a particular provision of this Lease.

(n) In the event either party hereto initiates litigation to enforce the terms and provisions of this Lease, the non-prevailing party in such action shall reimburse the prevailing party for its reasonable attorney’s fees, filing fees, and court costs.

(o) Tenant agrees and understands that Landlord shall have the right (provided that the exercise of Landlord’s rights does not adversely affect Tenant’s use and occupancy of the Premises, including Tenant’s GMP manufacturing operations, or subject Tenant to additional costs), without Tenant’s consent, to place a solar electric generating system on the roof of the Building or enter into a lease for the roof of the Building whereby such roof tenant shall have the right to install a solar electric generating system on the roof of the Building so long as such rooftop equipment does not interfere with Tenant’s equipment on the roof of the Building or interrupt or interfere with the utility services to the Premises. Upon receipt of written request from Landlord, Tenant, at Tenant’s sole cost and expense, shall deliver to Landlord data regarding the electricity consumed in the operation of the Premises (the “Energy Data”) for purposes of regulatory compliance, manual and automated benchmarking, energy management, building environmental performance labeling and other related purposes, including but not limited, to the Environmental Protection Agency’s Energy Star rating system and other energy benchmarking systems. Landlord shall use commercially reasonable efforts to utilize automated data transmittal services offered by utility companies to access the Energy Data. Landlord shall not publicly disclose Energy Data without Tenant’s prior written consent. Landlord may, however, disclose Energy Data that has been modified, combined or aggregated in a manner such that the resulting data is not exclusively attributable to Tenant.

(p) This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Lease. Execution copies of this Lease may be delivered by facsimile or email, and the parties hereto agree to accept and be bound by facsimile signatures or scanned signatures transmitted via email hereto, which signatures shall be considered as original signatures with the transmitted Lease having the same binding effect as an original signature on an original Lease. At the request of either party, any facsimile document or scanned document transmitted via email is to be re-executed in original form by the party who executed the original facsimile document or scanned document. Neither party may raise the use of a facsimile machine or scanned document or the fact that any signature was transmitted through the use of a facsimile machine or email as a defense to the enforcement of this Lease.

(q) Within fifteen (15) days of Landlord’s written request, Tenant agrees to deliver to Landlord such information and/or documents as Landlord requires for Landlord to comply with California Public Resources Code Section 25402.10, or successor statute(s), and related California Code of Regulation, relating to commercial building energy ratings.

38. Limitation of Liability of Trustees, Shareholders, and Officers of Landlord. Any obligation or liability whatsoever of Landlord which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

39. WAIVER OF JURY TRIAL. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:		LANDLORD:

STEMCELLS, INC.		PROLOGIS, L.P.
a Delaware corporation		a Delaware limited partnership

		By:	Prologis, Inc., a Maryland
corporation, its general partner
By:	/s/ Ken Stratton
Name:	Ken Stratton
Title:	General Counsel	By:	/s/ Bradon J. Page
		Name:	Brandon J. Page
		Title:	Vice President, Market Officer

ADDENDUM 1

BASE RENT ADJUSTMENTS

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED March 20, 2013 BETWEEN

Prologis, L.P.

and

StemCells, Inc.

Base Rent shall equal the following amounts for the respective periods set forth below, beginning on the Rent Commencement Date (provided that in the event the Rent Commencement Date does not occur on the first day of a month, then the period set forth below as Month 01 shall include the remainder of the month in which the Rent Commencement Date occurs as well as the first full calendar month following the month in which the Rent Commencement Date occurs, and each successive month will refer to the next full calendar month):

Period	Monthly Base Rent

3/31/2013 through Rent Commencement Date	$0	*

Month 01 through Month 04	$0	**

Month 05 through Month 12	$26,180.00

Month 13 through Month 24	$26,965.40

Month 25 through Month 36	$27,774.36

Month 37 through Month 48	$28,607.59

Month 49 through Month 60	$29,465.82

Month 61 through Month 72	$30,349.80

Month 73 through Month 84	$31,260.29

Month 85 through Month 96	$32,198.10

Month 97 through Month 108	$33,164.04

Month 109 through Month 120	$34,158.96

*	During this free Base Rent period, Tenant shall not be responsible for Operating Expenses or utilities as set forth in the Lease.
**	During this free Base Rent period, Tenant shall be responsible for Operating Expenses and utilities as set forth in the Lease.

ADDENDUM 2

HVAC MAINTENANCE CONTRACT

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED MARCH 20, 2013 BETWEEN

Prologis, L.P.

and

StemCells, Inc.

Paragraph 11, captioned “TENANT REPAIRS,” is revised to include the following:

Tenant agrees to enter into and maintain through the term of the Lease, a regularly scheduled preventative maintenance/service contract for servicing all hot water, heating and air conditioning systems within the Premises. Landlord requires a qualified HVAC contractor perform this work. A certificate must be provided to the Landlord upon occupancy of the leased Premises.

The service contract must become effective within thirty (30) days of occupancy, and service visits shall be performed on at least a quarterly basis. Landlord suggests that Tenant send the following list to a qualified HVAC contractor to be assured that these items are included in the maintenance contract:

1.	Adjust belt tension;

2.	Lubricate all moving parts, as necessary;

3.	Inspect and adjust all temperature and safety controls;

4.	Check refrigeration system for leaks and operation;

5.	Check refrigeration system for moisture;

6.	Inspect compressor oil level and crank case heaters;

7.	Check head pressure, suction pressure and oil pressure;

8.	Inspect air filters and replace when necessary;

9.	Check space conditions;

10.	Check condensate drains and drain pans and clean, if necessary;

11.	Inspect and adjust all valves;

12.	Check and adjust dampers;

13.	Run machine through complete cycle.

ADDENDUM 3

MOVE-OUT CONDITIONS

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED MARCH 20, 2013 BETWEEN

Prologis, L.P.

and

StemCells, Inc.

With respect to Paragraph 21 of the Lease, Tenant shall surrender the Premises in the same condition as received, ordinary wear and tear, casualty loss, and condemnation covered by Paragraphs 15 and 16 excepted.

Before surrendering the Premises, Tenant shall remove all of its personal property and trade fixtures and such alterations or additions to the Premises made by Tenant as may be specified for removal thereof pursuant to the terms of the Lease. If Tenant fails to remove its personal property and fixtures upon the expiration or earlier termination of this Lease, the same shall be deemed abandoned and shall become the property of the Landlord. The following list is designed to assist Tenant in the move-out procedures but is not intended to be all inclusive:

1.	Lights:	Office, warehouse, emergency and exit lights will be fully operational with all bulbs and ballasts functioning.

2.	Dock Levelers, Service Doors and Roll Up Doors:	All truck doors, service doors, roll up doors and dock levelers shall be serviced and placed in good operating order. This would include the necessary replacement of any dented truck door panels and adjustment of door tension to insure property operation. All door panels which are replaced need to be painted to match the building standard.

3.	Dock Seals/Dock Bumpers:	Free of tears and broken backboards repaired. All dock bumpers must be left in place and well secured.

4.	Structural Columns	All structural steel columns in the warehouse and office shall be inspected for damage caused by Tenant. Repairs of this nature should be pre-approved by Landlord prior to implementation.

5.	Warehouse Floor:	Free of stains caused by Tenant or its assignees or subtenants and swept with no racking bolts and other protrusions left in floor. Cracks should be repaired with an epoxy or polymer to match concrete color. All floor striping in the Premises shall be removed with no residual staining or other indication that such striping existed.

6.	Tenant-Installed Equipment and Wiring:	Subject to the Tenant-Made Alterations provisions in Paragraph 12, including those applicable to the initial Tenant-Made Alterations, all Tenant-installed equipment and wiring shall be removed and space turned to original condition when originally leased. (Remove air lines, junction boxes, conduit, etc.)

7.	Walls:	Sheetrock (drywall) damage should be patched and fire-taped so that there are no holes in either office or warehouse.

8.	Carpet and Tile	The carpet and vinyl tiles should be in a clean condition and should not have any holes or chips in them. Landlord will accept normal wear on these items provided they appear to be in a maintained condition.

9.	Roof:	Any Tenant-installed equipment which is required to be removed pursuant to the terms and conditions of the Lease must be removed and roof penetrations properly repaired by licensed roofing contractor. Active leaks caused by Tenant’s roof penetrations must be fixed. Tenant must check with Landlord’s property manager to determine if specific roofing contractor is required to perform work.

10.	Signs:	All exterior signs must be removed and holes patched and paint touched-up as necessary. All window signs should likewise be removed.

11.	Heating and Air Conditioning System:	Heating/air conditioning systems exclusively serving the Premises should be placed in good working order, including the necessary replacement of any parts to return the unit to a well maintained condition. This includes warehouse heaters and exhaust fans. Upon move out, Landlord will have an exit inspection performed by a certified mechanical contractor to determine the condition.

12.	Electrical & Plumbing:	All electrical and plumbing equipment to be returned in good condition and repair.

13.	Overall Cleanliness:	Clean windows, sanitize bathroom(s), vacuum carpet, and remove any and all debris from office and warehouse. Remove all pallets and debris from exterior of Premises. All trade fixtures, dumpsters, racking, trash, vending machines and other personal property to be removed.

14.	Upon Completion:	Contact Landlord’s property manager to coordinate turning in of keys, utility changeover and obtaining of final Landlord inspection of Premises which, in turn, will facilitate refund of Security Deposit.

ADDENDUM 4

ONE RENEWAL OPTION AT 95% OF MARKET

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED MARCH 20, 2013 BETWEEN

Prologis, L.P.

and

StemCells, Inc.

(a) Provided that as of the time of the giving of the Extension Notice and the Commencement Date of the Extension Term, (x) Tenant is the Tenant originally named herein or a Tenant Affiliate or a successor to Tenant’s interest pursuant to a Permitted Transfer, (y) Tenant actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (z) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both; then Tenant shall have the right to extend the Lease Term for an additional term of five (5) years (such additional term is hereinafter called the “Extension Term”) commencing on the day following the expiration of the Lease Term (hereinafter referred to as the “Commencement Date of the Extension Term”). Tenant shall give Landlord notice (hereinafter called the “Extension Notice”) of its election to extend the term of the Lease Term at least eight (8) months, but not more than twelve (12) months, prior to the scheduled expiration date of the Lease Term.

(b) The Base Rent payable by Tenant to Landlord during the Extension Term shall be ninety-five percent (95%) of the then prevailing market rate for comparable space in the Project and comparable buildings in the vicinity of the Project, taking into account the size of the Lease, the length of the renewal term, market escalations and the credit of Tenant. The Base Rent shall not be reduced by reason of any costs or expenses saved by Landlord by reason of Landlord’s not having to find a new tenant for such premises (including, without limitation, brokerage commissions, costs of improvements, rent concessions or lost rental income during any vacancy period).

(c) The determination of Base Rent does not reduce the Tenant’s obligation to pay or reimburse Landlord for Operating Expenses and other reimbursable items as set forth in the Lease, and Tenant shall reimburse and pay Landlord as set forth in the Lease with respect to such Operating Expenses and other items with respect to the Premises during the Extension Term without regard to any cap on such expenses set forth in the Lease.

(d) Except for the Base Rent as determined above, Tenant’s occupancy of the Premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term; provided, however, Tenant shall have no further right to any allowances, credits or abatements or any options to expand, contract, renew or extend the Lease.

(e) If Tenant does not give the Extension Notice within the period set forth in paragraph (a) above, Tenant’s right to extend the Lease Term shall automatically terminate. Time is of the essence as to the giving of the Extension Notice.

(f) Landlord shall have no obligation to refurbish or otherwise improve the Premises for the Extension Term. The Premises shall be tendered on the Commencement Date of the Extension Term in “as-is” condition.

(g) If the Lease is extended for the Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto (the “Amendment”).

(h) If Tenant exercises its right to extend the term of the Lease for the Extension Term pursuant to this Addendum, the term “Lease Term” as used in the Lease, shall be construed to include, when practicable, the Extension Term except as provided in (d) above.

(i) Landlord, after receipt of Tenant’s Extension Notice shall deliver notice (the “Option Rent Notice”) to Tenant setting forth Landlord’s determination of the prevailing market rent for the applicable option term; and Tenant will have thirty (30) days within which to either (i) withdraw Tenant’s Extension Notice, in which case the Lease Term will not be extended for the option term or (ii) accept the rent set forth in Landlord’s Option Rent Notice, or (iii) object to the prevailing market rent determined by Landlord. If Tenant objects to the prevailing market rent contained in the Option Rent Notice, the prevailing market rent shall be determined as set forth in Section (j) below.

(j) Determination of Prevailing Market Rent. In the event Tenant exercises an option to extend but objects to Landlord’s determination of the prevailing market rent set forth in the Option Rent Notice, Landlord and Tenant shall attempt to agree in good faith upon the prevailing market rent for the applicable extension period. If Landlord and Tenant fail to reach agreement within thirty (30) days following Tenant’s delivery of its objection to the Option Rent Notice (the “Outside Agreement Date”), then each party shall make a separate determination of the prevailing market rent, and within ten (10) business days after the Outside Agreement Date the parties will concurrently exchange such determinations and such determinations shall be submitted to arbitration in accordance with Sections 1 through 5 below.

1.	Landlord and Tenant shall mutually agree upon and appoint one arbitrator who shall by profession be a real estate appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of comparable research and development (R&D) properties in the vicinity of the Project. The determination of the arbitrator shall be limited solely to the issue area of whether Landlord’s or Tenant’s submitted prevailing market rent is the closest to the actual prevailing market rent, as determined by the arbitrator, taking into account the requirements of this Addendum 4. The arbitrator shall be appointed within fifteen (15) business days after the applicable Outside Agreement Date, and in the event the parties are unable to agree on an arbitrator, then either party may petition to the presiding judge of the Alameda County Superior Court to appoint an arbitrator meeting the requirements set forth above.

2.	The arbitrator shall within ten (10) business days of his or her appointment reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted prevailing market rent and shall notify Landlord and Tenant thereof. The arbitrator must choose between the Landlord’s proposal and the Tenant’s proposal and may not compromise between the two, average or select some other amount.

3.	The decision of the arbitrator shall be binding upon Landlord and Tenant.

4.	The arbitration will be conducted pursuant to the provisions of the American Arbitration Association, but subject to the instructions set forth in this Addendum 4.

5.	The cost of arbitration shall be paid by Landlord and Tenant equally.

ADDENDUM 5

STORAGE AND USE OF PERMITTED HAZARDOUS MATERIALS

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED MARCH 20, 2013 BETWEEN

Prologis, L.P.

and

StemCells, Inc.

1. Permitted Hazardous Materials and Use.

Tenant has requested Landlord’s consent to use the Hazardous Materials listed below in its business at the Premises (the “Permitted Hazardous Materials”). Subject to the conditions set forth herein, Landlord hereby consents to the Use (hereinafter defined) of the Permitted Hazardous Materials. Any Permitted Hazardous Materials on the Premises will be generated, used, received, maintained, treated, stored, or disposed in a manner consistent with good engineering practice and in compliance with all Environmental Requirements.

Permitted Hazardous Materials (including maximum quantities):

[See attached table]

The storage, uses or processes involving the Permitted Hazardous Materials (the “Use”) are generally described below.

Use [If limited to receiving and storage, so specify]:

[See attached table]

2. No Current Investigation. Tenant represents and warrants that it is not currently subject to an inquiry, regulatory investigation, enforcement order, or any other proceeding regarding the generation, use, treatment, storage, or disposal of a Hazardous Material.

3. Notice and Reporting. Tenant shall promptly notify Landlord in writing of any spill, release, discharge, or disposal of any Hazardous Material in, on or under the Premises or the Project. All reporting obligations imposed by Environmental Requirements are strictly the responsibility of Tenant. Tenant shall supply to Landlord within 5 business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to Tenant’s use of the Premises.

4. Disposal Upon Lease Termination. At the expiration or earlier termination of the Lease, Tenant, at its sole cost and expense, shall: (i) remove and dispose off-site any drums, containers, receptacles, structures, or tanks storing or containing Permitted Hazardous Materials (or which have stored or contained Permitted Hazardous Materials) and the contents thereof; (ii) remove, empty, and purge all underground and above ground storage tank systems, including connected piping, of all vapors, liquids, sludges and residues; and (iii) restore the Premises as required to remove Tenant’s Permitted Hazardous Materials and leave the Premises in a condition which complies with Paragraph 30 of the Lease. Such activities shall be performed in compliance with all Environmental Requirements and to the reasonable satisfaction of Landlord. Landlord’s satisfaction with such activities or the condition of the Premises does not waive, or release Tenant from, any obligations hereunder.

5. Nothing herein is intended or will be construed to impose any liability or responsibility on Tenant for any Hazardous Materials which preexisted Tenant’s use or occupancy of the Premises or any Hazardous Materials not brought onto the Premises or Project by or on behalf of Tenant, its contractors or employees.

HAZARDOUS CHEMICALS
Chemical Name	Name	State Fire Code	Hazard Class	Amount	Use

ACETIC ACID	ACETIC ACID	CL2, CORR, OHH	3	1 gal	QC testing

ACETONE	ACETONE	FL1B, IRR	3	2 gal	QC testing

AMMONIUM HYDROXIDE	AMMONIUM HYDROXIDE	CORR, TOX,	8	1/2 gal	QC testing

BOVINE ALBUMIN	BSA		0	1/2 lbs	QC testing

BUFFER, pH 4	POTASSIUM HYDROGEN PHTHALATE	IRR		0.1 gal	QC testing

CALCIUM CHLORIDE	CALCIUM CHLORIDE	OHH, IRR	9	2 lbs	QC testing

CARBON DIOXIDE	CARBON DIOXIDE, LIQUID		3	279 gal	Incubation

CARBON DIOXIDE	CARBON DIOXIDE, DRY ICE		3	50 lbs	Sample transport

CARBON DIOXIDE, 5%	CALIBRATION GAS		1	20 cu. ft.	Calibration

CIPROFLOXACIN	CIPROFLOXACIN		9	1/2 gal	Cell culture

CITRIC ACID	CITRIC ACID	IRR, CORR	8	2 lbs	QC testing

COLLAGENASE	COLLAGENASE	IRR, SEN	9	0.5 lbs	QC testing

COOMASSIE STAIN KIT	COOMASSIE STAIN		9	1 lb	QC testing

COVERAGE PLUS NPD	DI-N-ALKYL DIMETHYL AMMONIUM CHLORIDE N-ALKYL DIMETHYL BENZYL AMMONIUM CHLORIDE	IRR	3	10 gal	Cleaning

D-GLUCOSE	DEXTROSE	IRR	9	1 lbs	QC testing

DIESEL FUEL #2	DIESEL FUEL #2	CL2	3	200 gal	Generator

DIMETHYL SULFOXIDE	DMSO	CL3B, IRR, SEN	3	1/2 gal	Freezing

DITHIOTHREITOL MOLCEULAR BIOLOGY REAGENT	DTT	TOX, IRR	0	0.1 gal	QC testing

ETHANOL	REAGENT ALCOHOL	FL1B, IRR, OHH	3	2 gal	QC testing

ETHYLENEDIAMINETETRAACETIC ACID DISODIUM SALT	EDTA	IRR	9	1/2 gal	Cell culture

FYRITE, CO2	POTASSIUM HYDROXIDE ISOOCTYL ALCOHOL	CORR	3	1 gal	Calibration

FYRITE, O2	HCL ISOOCTYL ALCOHOL CHROMIUM CHLORIDE	CORR	3	1 gal	Calibration

GENTAMICIN	GENTAMICIN		6.1	1/2 gal	QC testing

GLUTAMINE	GLUTAMINE		8	1/2 gal	QC testing

GLUTARALDEHYDE	GLUTARALDEHYDE	CORR, TOX, SEN	8	1/2 gal	QC testing

HAZARDOUS CHEMICALS

Chemical Name	Name	State Fire Code	Hazard Class	Amount	Use

GLYCEROL	GLYCEROL	CL3B, IRR, OHH	0	2 gal	QC testing

GRAM CRYSTAL VIOLET	GRAM CRYSTAL VIOLET		9	1/2 gal	QC testing

GRAM DECOLORIZER	GRAM DECOLORIZER	FL1B	3	1/2 gal	QC testing

GRAM IODINE	GRAM IODINE		9	1/2 gal	QC testing

GRAM SAFRANIN	GRAM SAFRANIN		9	1/2 gal	QC testing

HEPES	HEPES	IRR	9	1 gal	QC testing

HUMAN SERUM ALBUMIN	HUMAN SERUM ALBUMIN		0	1/2 lbs	Cell culture

HYDROCHLORIC ACID	HYDROCHLORIC ACID	CORR, OHH	8	1/2 gal	QC testing

ISOPROPANOL	ISOPROPANOL	FL1B, IRR	3	15 gal	Cleaning

LAURYL SULFATE	LAURYL SULFATE	IRR	9	1 lbs	QC testing

LPHst	PHENOL PHOSPHORIC ACID ISOPROPANOL DODECYLBENZENE SULPHONIC ACID		3	10 gal	Cleaning

LYSOL	LYSOL	FL1B, IRR	3	2 gal	Cleaning

MAGNESIUM CHLORIDE	MAGNESIUM CHLORIDE	IRR	9	1/2 gal	QC testing

METHANOL	METHANOL	FL1B, IRR, OHH	3	2 gal	QC testing

MICRO BCA ASSAY KIT	BICINCHONINIC ACID COPPER SULFATE PENTAHYDRATE		2	0.1 gal	QC testing

MICROORGANISMS	MICROORGANISMS			0.1 lbs	QC testing

N-ACETYL-L-CYSTEINE	N-ACETYL-L-CYSTEINE		0	1/2 gal	Cell culture

NITRO CELLULOSE	NITRO CELLULOSE	CL2	3	1/2 lbs	QC testing

NITROGEN, LIQUID	LIQUID NITROGEN	CRY	2.2	770 gal	Freezers, Incubation

PARAFORMALDEHYDE	PARAFORMALDEHYDE	CORR, FS	4.1	1/2 gal	QC testing

PENICILLIN G	PENICILLIN G	ORM	9	1/2 lbs	QC testing

PERCOLL	PERCOLL		0	1/2 gal	QC testing

POLY-L-ORNITHINE	ORNITHINE HYDROCHLORIDE		9	1/2 lbs	QC testing

PROPIDIUM IODIDE	PROPIDIUM IODIDE	IRR	2.3	0.1 gal	QC testing

RUST INHIBITOR	M-640-L			1 gal	Incubation

SILVER NITRATE	SILVER NITRATE	CORR, TOX,	8	0.1 gal	QC testing

SODIUM HYDROXIDE	SODIUM HYDROXIDE	CORR, TOX,	8	1/2 gal	QC testing

SODIUM AZIDE	SODIUM AZIDE	HTOX, UR3, OHH	6.1	0.1 lbs	QC testing

SODIUM BICARBONATE	SODIUM BICARBONATE	IRR, OHH	0	1/2 gal	QC testing

HAZARDOUS CHEMICALS

Chemical Name	Name	State Fire Code	Hazard Class	Amount	Use

SODIUM CHLORIDE	SODIUM CHLORIDE	IRR, OHH	9	10 lbs	QC testing

SODIUM DODECYL SULFATE	SODIUM DODECYL SULFATE	IRR	9	1 gal	QC testing

SODIUM HEPARIN	HEPARIN	TOX, IRR	0	1 gal	Cell culture

SODIUM HYPOCHLORITE >5% - 12.5%	BLEACH	CORR, IRR	0	10 gal	Cleaning

SODIUM PHOSPHATE, DIBASIC	SODIUM PHOSPHATE, DIBASIC	IRR	9	10 lbs	QC testing

SPORICIDIN	SPORICIDIN	IRR	6.1	1/2 gal	Cleaning

SPOR-KLENZ	HYDROGEN PEROXIDE PERACETIC ACID ACETIC ACID	CORR, IRR	3	10 gal	Cleaning

SPILL KIT, X-A AGENT	MAGNESIUM OXIDE MAGNESIUM ALUMINUM SILICATE SODIUM CARBONATE SODIUM ALKYLNAPHTHALENE SULFONATE			10 lbs	Lab Safety

SPILL KIT, X-C AGENT	CITRIC ACID FUMARIC ACID ACRYLATE POLYMER MAGNESIUM ALUMINUM SILICATE SODIUM ALKYLNAPHTHALENE SULFONATE			10 lbs	Lab Safety

SPILL KIT, X-FP	UREA CALCIUM CHLORIDE CITRIC ACID			10 lbs	Lab Safety

THERMOLYSIN	THERMOLYSIN	IRR	2	0.5 lbs	QC testing

TRIIODO-L-THYRONINE	TRIIODO-L-THYRONINE SODIUM SALT	IRR	2	0.1 lbs	QC testing

TRIS	TRIS	IRR	9	2 lbs	QC testing

TRITON X-100	TRITON X-100	CL3B, IRR	3	0.1 gal	QC testing

TRYPAN BLUE	TRYPAN BLUE	OHH, CAR	6.1	0.25 gal	QC testing

TRYPSIN	TRYPSIN	IRR	9	1/2 gal	QC testing

TWEEN 20	TWEEN 20	IRR, OHH, CL3B	3	0.1 gal	QC testing

VESPHENE	PHENOL KOH / NAOH	IRR	3	10 gal	Cleaning

ADDENDUM 6

SATELLITE DISH AND AIR HANDLING UNITS

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED MARCH 20, 2013 BETWEEN

Prologis, L.P.

and

StemCells, Inc.

Landlord hereby grants Tenant the right to install, maintain and replace from time to time a satellite dish or similar antennae device (hereinafter “Satellite Dish”) and the Air Handling Units (as defined in Paragraph 7 of the Lease) on the roof of the Premises, subject to the following: (a) applicable governmental laws; (b) the right of Landlord to supervise any roof penetrations; (c) compliance with the conditions of any roof bond maintained by Landlord on the Premises; (d) the Satellite Dish and Air Handling Units not being visible at street level; and (e) Landlord’s rights to use or lease the roof for the placement of a solar electric generating system; provided such system is installed and maintained in a manner which does not interfere with Tenant’s Satellite Dish or Air Handling Units. Tenant shall be responsible for the repair of any damage to any portion of the Premises caused by Tenant’s installation, use or removal of the Satellite Dish and Air Handling Units. The Satellite Dish and Air Handling Units shall remain the exclusive property of Tenant, and Tenant shall have the right to remove same at any time during the term of the Lease so long as Tenant is not in default under the Lease. Tenant shall protect, defend, indemnify and hold harmless Landlord from and against any and all claims, damages, liabilities, costs or expenses of every kind and nature (including without limitation reasonable attorney fees) imposed upon or incurred by or asserted against Landlord arising out of Tenant’s installation, maintenance, use or removal of the Satellite Dish or the Air Handling Units.

EXHIBIT A-1

SITE PLAN

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED MARCH 20, 2013 BETWEEN

Prologis, L.P.

and

StemCells, Inc.

Notwithstanding the drawing above, the generator and bulk tanks shall not be located beyond the extended line that represents the location of the south demising wall of the Premises, i.e., the generator and bulk tanks cannot be located along the outside wall of another premises; provided that to the extent the existing concrete pad extends beyond such southern demising wall of the Premises, the screening wall/fence may extend beyond such southern boundary to the code required distance.

EXHIBIT A-2

PROJECT

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED MARCH 20, 2013 BETWEEN

Prologis, L.P.

and

StemCells, Inc.

EXHIBIT B

PROJECT RULES AND REGULATIONS

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED MARCH 20, 2013 BETWEEN

Prologis, L.P.

and

StemCells, Inc.

Rules and Regulations

1.	The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

1.	Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

2.	Except for seeing-eye dogs, no animals shall be allowed in the offices, halls, or corridors in the Project.

3.	Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

4.	If Tenant desires telegraphic, telephonic or other electric connections to the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant’s expense.

5.	The use of oil, gas or inflammable liquids (other than Permitted Hazardous Materials) for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

6.	Parking any type of recreational vehicles is specifically prohibited on or about the Project. Further, parking any type of trucks, trailers or other vehicles in the Building is specifically prohibited. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord or in the Lease.

7.	Tenant shall maintain the Premises free from rodents, insects and other pests.

8.	Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

9.	Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

10.	Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

11.	Except as expressly permitted by the Lease, Tenant shall not permit storage outside the Premises, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

12.	All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

13.	No auction, public or private, will be permitted on the Premises or the Project.

14.	No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

15.	The Premises shall not be used for lodging, sleeping or cooking or for any illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

16.

Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity (Landlord hereby agrees that the existing 500 amp main breaker service is available, operational, permitted to be used, and Tenant is permitted to upgrade the service to include the additional 300 amps referenced in the Lease). Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

17.	Landlord is not responsible for protecting the Premises from theft, robbery and pilferage.

18.	Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises and cause a nuisance (e.g., generator may be operated during periods of testing and servicing and during power outages, but it will be operated within applicable Legal Requirements for sound).

19.	Tenant shall not permit smoking in the office areas of the Premises.

EXHIBIT C

FORM OF COMMENCEMENT DATE CERTIFICATE

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED MARCH 20, 2013 BETWEEN

Prologis, L.P.

and

StemCells, Inc.

COMMENCEMENT DATE CERTIFICATE

            , 2013

StemCells, Inc.

Attention:

7707 Gateway Boulevard, Suite 140

Newark, California 94560

RE:	Lease dated between StemCells, Inc., and Prologis, L.P. for
XXXXX, Sunnyvale, CA 94089-1300

Dear                     :

Welcome to your new facility. We would like to confirm the terms of the above referenced lease agreement:

Lease Commencement Date:

Lease Termination Date:

Rent Commencement Date:

Premises square footage:

Tenant’s Proportionate Share:

We are pleased to welcome you as a customer of Prologis and look forward to working with you. Please indicate your agreement with the above changes to your lease by signing and returning the enclosed copy of this letter to me. If I can be of service, please do not hesitate to contact me.

Sincerely,

Anna Torres
Senior Property Manager

Accepted by:	StemCells, Inc., a Delaware corporation	Date:

By:

Printed:

Title: